UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 30, 2007


                       THE MANAGEMENT NETWORK GROUP, INC.
               (Exact name of company as specified in its charter)


          Delaware                     0-27617                 48-1129619
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)       (IRS Employer
     of incorporation)                                    Identification Number)


         7300 College Boulevard, Suite 302, Overland Park, Kansas 66210
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (913) 345-9315
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2007, we entered into a Membership Interest Purchase Agreement with the members of RVA Consulting, LLC ("RVA"), a New Jersey limited liability company, pursuant to which we have agreed to purchase 100% of the outstanding membership interests of RVA for a total expected purchase price of approximately $7.0 million, plus additional earn-out consideration of up to approximately $5.4 million in cash and equity tied to potential future operating results of RVA after the closing date and other performance. The transaction with RVA is expected to close in early August of 2007, subject to satisfaction of customary pre-closing conditions. Additional information with respect to the transaction is contained in the press release attached as Exhibit 99.1 to this report.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number         Description
--------------         -----------

99.1                   Press Release dated August 1, 2007.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE MANAGEMENT NETWORK GROUP, INC.


Date:  August 1, 2007                   By:   /s/ Donald E. Klumb
                                            ----------------------------------
                                             Donald E. Klumb
                                             Vice President and Chief Financial
                                                Officer

                                  EXHIBIT INDEX


Exhibit Number         Description
--------------         -----------
99.1                   Press Release dated August 1, 2007.